Exhibit 20.1
ANNUAL AGGREGATE CERTIFICATEHOLDERS STATEMENT
MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 2004-1
ANNUAL PERIOD ENDING
12/31/2006
ANNUAL HOLDER’S DISTRIBUTION SUMMARY
Pursuant to Section 5.2, Servicer does herby declare to the Trustee the following distributions for the calendar year 2006 as set forth below:

Interest Payments

A. Pursuant to subsection 4.11(g);

1. Amount distributed to the Class A Holders	$27,372,707.27

2. Amount distributed to the Class B Holders	$1,249,181.01

3. Amount distributed to the Class C Holders	$829,906.83

4. Amount distributed to the Collateral Interest Holder	—

Principal Payments

B. Pursuant to subsection 4.11(h)(i);

1. Amount distributed to the Class A Holders	$0.00

2. Amount distributed to the Class B Holders	$0.00

3. Amount distributed to the Class C Holders	$0.00

4. Amount distributed to the Collateral Interest Holder	$0.00

MELLON BANK, N.A., as Master Servicer
By	/s/ James L. Jourdain
	Name:	James L. Jourdain
	Title:	Vice President Mellon Bank, N. A.